Exhibit 23.5

Consent of Marshall & Stevens Transaction Advisory Services LLC

We hereby consent to the quotation and summarization of our opinion letter to the board of directors of Artemis Strategic Investment Corporation (“Artemis”) in the proxy statement/prospectus contained in the Artemis’s registration statement on Form S-4 relating to the proposed acquisition of Danam Health Inc. and its subsidiaries (the “Registration Statement”), as well as to the references to our firm and such opinion letter contained therein. In giving this consent, we do not admit, and we understand that Artemis does not contend, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. It is understood that we will not be held out by Artemis in the Registration Statement or in any other disclosure document, filing or communication as such an “expert.”

New York, New York

September 8, 2023